Exhibit (h)(4)(iv)

Amendment No. 2 to Participation Agreement
Franklin Templeton Variable Insurance Products Trust
Franklin Distributors, LLC
Protective Life Insurance Company
Investment Distributors, Inc.
Franklin Templeton Variable Insurance Products Trust (the “Trust”), Franklin Distributors, LLC, Protective Life Insurance Company and Investment Distributors, Inc., your distributor (collectively, the “Company” “you” or “your”), on your behalf and on behalf of certain Accounts, (all of the preceding individually a “Party”, collectively, the “Parties”) have previously entered into a Participation Agreement dated November 30, 2020, as amended (the “Agreement”).  The Parties now desire to amend the Agreement by this amendment (the “Amendment”).  Unless otherwise indicated, the terms defined in the Agreement shall have the same meaning in this Amendment.

On July 7, 2021, an Addendum to the Agreement revised the Agreement to reflect the merger of Franklin Templeton Distributors, Inc. into Legg Mason Investor Services, LLC, which was renamed Franklin Distributors, LLC (the “Underwriter,” and together with the Trust, “we,” “our,” or “us”).

AMENDMENT

For good and valuable consideration, the receipt of which is hereby acknowledged, the Parties agree to amend the Agreement as follows:

1.
Schedule B of the Agreement is hereby deleted and replaced in its entirety with the  Schedule B attached hereto.

2.
All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused its duly authorized officers to execute this Amendment effective as of November 1, 2022.
The Trust:
FRANKLIN TEMPLETON VARIABLE INSURANCE PRODUCTS TRUST
Only on behalf of
each Portfolio listed
on Schedule C of
the Agreement
By:
__/s/ Steven Gray_______________________

Name:___Steven Gray_________________________

Title:___Vice President________________________
The Underwriter:
FRANKLIN DISTRIBUTORS, LLC

By:___/s/ Jeff Masom

Name:__Jeff Masom___________________________

Title:__President______________________________
The Company:
PROTECTIVE LIFE INSURANCE COMPANY

By: __/s/ Steve Cramer

Name: Steve Cramer___________________________

Title: Chief Product Officer – Retirement Division___
The Distributor:
INVESTMENT DISTRIBUTORS, INC.

By:__/s/ James C Wagner

Name: __James Wagner________________________

Title: __SVP, Chief Distribution Officer___________

Schedule B
Accounts of the Company

Name of Account	SEC Registration Yes/No
PLICO Variable Annuity Account S	Yes
Protective COLI VUL Separate Account	Yes
Protective COLI PPVUL Separate Account	No
Protective Variable Annuity Separate Account	Yes
Protective Variable Life Separate Account	Yes
Protective BOLI PPVUL Separate Account	No